Exhibit 5.1

REEDER & SIMPSON, P.C.

ATTORNEYS AT LAW

P.O. Box 601 RRE Commercial Center Majuro, MH 96960 Marshall Islands	RMI Tel.: +692-625-3602 Honolulu Tel.: 808-352-0749 Email: dreeder.rmi@gmail.com

July 1, 2021

Navios Maritime Holdings Inc.

Strathvale House, 90 N Church Street

P.O. Box 309, Grand Cayman,

KY1-1104 Cayman Islands

Re: Navios Maritime Holdings Inc.

Ladies and Gentlemen:

We have acted as Republic of the Marshall Islands (the “RMI”), counsel to Navios Maritime Holdings Inc., a RMI corporation (the “Company”), in connection with the Company’s registration statement on Form F-1 (such registration statement as amended at the effective date thereof, being referred to herein as the “Registration Statement”), as filed with the Securities and Exchange Commission (the “Commission”), pursuant to the Securities Act of 1933, as amended (the “Act”), and the rules and regulations promulgated thereunder, relating to the registration of 9,301,542 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), being offered by certain stockholders (the “Selling Stockholders”), of the Company (the “Shares”).

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction the following documents (together the “Documents”):

(i) the Registration Statement;

(ii) the Prospectus made part of the Registration Statement (the “Prospectus”);

(iii) the Amended and Restated Articles of Incorporation, as amended, of the Company, filed collectively as Exhibits 3.1, 3.3 and 3.4 to the Registration Statement; and

(iv) the Amended and Restated Bylaws of the Company, filed as Exhibit 3.2 to the Registration Statement;

(v) the Loan Agreement, dated as of April 25, 2019, between the Company and Navios South American Logistics Inc., as amended, assigned or supplemented from time to time (the “Loan Agreement”); and

(vi) the Supplemental Agreement, dated as of June 30, 2021, between the Company and Grimaud Ventures S.A. (the “Supplemental Agreement”).

We have also examined such corporate documents and records of the Company and other instruments, certificates and documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed. In such examinations, we have assumed the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed, the genuineness of all signatures, and the legal competence or capacity of persons or entities to execute and deliver such documents. As to various questions of fact which are material to the opinions hereinafter expressed, we have relied upon statements or certificates of public officials, directors and officers of the Company and others, and have made no independent investigation, but have assumed that any representation, warranty or statement of fact or law, other than as to the laws of the RMI, made in any of the Documents is true, accurate and complete.

Based on the foregoing, and having regard to legal considerations which we deem relevant, and subject to the qualifications, limitations and assumptions set forth herein, we are of the opinion that the Shares have been duly authorized and, following the issuance thereof pursuant to the terms of the Supplemental Agreement as consideration for the repayment of amounts owed by the Company under the Loan Agreement, will be validly issued, fully paid and nonassessable.

We qualify our opinion to the extent that we express no opinion as to any law other than the laws of the RMI, including the statutes and Constitution of the RMI, as in effect on the date hereof and the reported judicial decisions interpreting such statutes and constitution. None of the opinions expressed herein relate to compliance with or matters governed by the laws of any jurisdiction except the RMI.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to each reference to us in the Registration Statement, without admitting we are “experts” within the meaning of the Act or the rules and regulations of the Commission thereunder with respect to any part of the Registration Statement.

Very truly yours,

/s/ Dennis J. Reeder

Dennis J. Reeder

Reeder & Simpson, P.C.